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                                                                     Exhibit (j)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-149499 on Form N-1A of our report dated September 2, 2008, relating to the statement of assets and liabilities of Van Kampen In Retirement Strategy Fund, a portfolio in the Van Kampen Retirement Strategy Trust, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also appearing in such Statement of Additional Information.

DELOITTE & TOUCHE LLP

Chicago, IL

October 6, 2008